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                                                                       EXHIBIT 2

                           DANKA BUSINESS SYSTEMS PLC



RIGHTS OF THE NEW PARTICIPATING SHARES

THE FOLLOWING ARE THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION OF THE COMPANY SO AS TO CREATE THE NEW PARTICIPATING SHARES PURSUANT TO RESOLUTION [ ] TO BE
PROPOSED AT THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON [    ].

Article 3 shall be deleted and replaced by the following:

         "The authorised capital of the Company as at the date of the adoption of these Articles as the Articles of Association of the Company is (pound)6,250,000 and U.S.$500,000 divided into:

         3.1 500,000,000 ordinary shares of 1.25 pence each (the "Ordinary Shares"); and

         3.2 500,000 6.50% senior convertible participating shares of US$1.00 each (the "Participating Shares")"



Article 5(2) shall be amended by the insertion of "Subject to Article 10A(C)
(xiii) and" at the beginning of that Article.



Article 9(B)(iv)(d) shall be deleted and replaced by the following:

         "Section 89 prescribed period" means any period (not exceeding 5 years on any occasion) for which the power conferred under sub-paragraph
         (ii) is renewed by Special Resolution stating the Section 89 Amount;"



Article 10 shall be redesignated as Article 10B and a new Article 10A shall be inserted immediately prior to such Article 10B as follows:

                 6.50% SENIOR CONVERTIBLE PARTICIPATING SHARES



10A

(A)      Encumbrances

         All Participating Shares (including any Participating Shares issued as a dividend or by way of bonus issue pursuant to Article 10A(C)) shall, when issued, be free from any option, charge, lien, equity, encumbrance, right of pre-emption or any other third party rights and free from any taxes and charges with respect to the issue thereof.

(B)      Ranking


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         The Participating Shares shall, with respect to dividend rights and rights on a return of capital (whether on a liquidation, winding-up, dissolution or otherwise), on the terms set out in the following provisions of this Article 10A, rank in priority to the Ordinary Shares and each other class of Share Capital of the Company created after the date of adoption of these Articles which does not expressly provide that it ranks in priority to or on a par with the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Junior Securities"). The Participating Shares shall, with respect to dividend rights and rights on a return of capital, rank on a par with each other class of shares of the Company hereafter created which expressly provides that it ranks on a par with the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Parity Securities"); provided, that any such securities not issued in accordance with Article 10A(D)(iv) hereof shall be deemed to be Junior Securities. The Participating Shares shall, with respect to dividend rights and rights on a return of capital, rank junior to each class of shares of the Company hereafter created which expressly provides that it ranks in priority to the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Senior Securities"); provided, that any such securities not issued in accordance with
         Article 10A(D)(iv) hereof shall be deemed to be Junior Securities.

(C) Dividends.

         (i) For each Dividend Period (as defined below), the holders of Participating Shares shall be entitled to receive with respect to their holdings of Participating Shares, in priority to the transfer of any sum to reserves or any rights of holders of Junior Securities, out of the distributable profits of the Company legally available therefor, cumulative preferential dividends calculated based on the then effective Liquidation Return per Participating Share at a rate per annum equal to the greater of (i) the Stated Dividend Rate and (ii) the Ordinary Share Equivalent Rate with respect to such Dividend Period.

         (ii) In the period prior to the fifth anniversary of the Issue Date (as defined below) the Company's obligations to pay dividends on the Participating Shares pursuant to Article 10A(C)(i) above (including in respect of all accumulated and unpaid dividends) shall be satisfied solely by the issue to the holders of the Participating Shares of additional Participating Shares, credited as fully paid up for cash, as provided below. In the period commencing on the fifth anniversary of the Issue Date, dividends in respect of the Participating Shares (including all accumulated and unpaid dividends in respect of prior Dividend Periods which are paid in such period) shall be payable in cash; provided, that the Company's obligations to pay dividends on the Participating Shares pursuant to Article 10A(C)(i) above in such period shall be satisfied by the issue to the holders of the Participating Shares of additional Participating Shares, credited as fully paid up for cash, to the extent that the terms of the Company's then existing principal indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of U.S.$50 million in a bona fide underwritten public or bona fide private offering) prohibits the payments of such dividends in cash. The number of Participating Shares to be issued to the holders of Participating Shares when dividends are to be satisfied by the issue of Participating Shares shall equal the amount of the dividend expressed in cash divided by the then effective Liquidation Return per Participating Share,


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                  rounded down to the nearest full share after taking into
                  account all Participating Shares owned by the holder thereof. If dividends are to be satisfied by the issue of Participating Shares in accordance with this Article 10A(C)(ii), the holders of the Participating Shares shall be deemed to have irrevocably authorised and instructed the Directors to apply the dividend payable to such holders in subscribing in cash for such Participating Shares and the Company irrevocably undertakes to apply the same in accordance with such instructions.

         (iii) Dividends shall be payable in arrears on each February 15, May 15, August 15 and November 15, unless such day is not a Business Day, in which event dividends shall be payable on the next succeeding Business Day (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the first Dividend Payment Date in respect of Participating Shares which is at least seven days after the issuance thereof. For Participating Shares issued on the original issue date of the Participating Shares in accordance with these Articles (the "Issue Date"), the first dividend payment shall be for the period from and including the Issue Date up to but excluding the date of the first Dividend Payment Date, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. For Participating Shares issued subsequent to the Issue Date, the first dividend payment shall be for the period from and including the date of issuance thereof to but excluding the date of the first Dividend Payment Date thereafter, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. Each quarterly period beginning on February 16, May 16, August 16 and November 16 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period". The amount of dividends payable for each full Dividend Period shall be computed by dividing the applicable dividend rate per annum by four. Dividends (or amounts equal to accumulated and unpaid dividends) payable on Participating Shares for any period less than a full quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The record date for determination of holders of Participating Shares entitled to receive payment of a dividend or distribution thereon shall be, with respect to the dividend payable on February 15, May 15, August 15 and November 15 of each year, the preceding January 15, April 15, July 15 and October 15, respectively, or such other record date as may be fixed by the Directors from time to time, which other record date shall be no less than 30 and no more than 60 calendar days prior to the relevant Dividend Payment Date. Dividends and distributions shall be payable to holders of record as they shall appear on the records of the Company on the applicable record date.

         (iv) When the Company's dividend obligations are to be satisfied by the issue of Participating Shares in accordance with
                  Article 10A(C)(ii) above (whether prior to the fifth anniversary of the Issue Date or thereafter), then to the extent that the Company has insufficient distributable profits legally available in accordance with the Statutes for the payment of such dividends on any


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                  Dividend Payment Date, the Company shall (to the extent that it has reserves or sums in its share premium account legally available therefor in accordance with the Statutes) issue to the holders of the Participating Shares, by way of bonus issue, additional Participating Shares, except to the extent prohibited by the Company's then existing indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of US$50 million in a bona fide underwritten public or bona fide private offering). The number of additional Participating Shares to be so issued and the rights and obligations attaching thereto shall be the same as if the Company had issued such Participating Shares as a dividend in accordance with Article 10A(C)(ii). Any Participating Shares issued by way of a bonus issue under this Article 10A(C)(iv) shall be in lieu of dividends and the provisions of this Article 10A shall apply as if such Participating Shares had been issued as dividends. The rights to receive Participating Shares by way of bonus issue pursuant to this Article 10A(C)(iv) shall accrue to the holders of the Participating Shares and not to any other holder of Share Capital.

         (v) The cash equivalent of dividends on account of arrears in respect of each Participating Share for any particular Dividend Period in which dividends were not paid or a bonus issue was not made on the applicable Dividend Payment Date (including, without limitation, as a result of the Company not having available sufficient distributable profits, reserves or sums in its share premium account available for a bonus issue, or as a result of the rounding down of the number of Participating Shares issuable in the payment of dividends as provided above in Article 10A(C)(ii)) shall be automatically added to the then effective Liquidation Return on the relevant Dividend Payment Date. Any amounts so added to the then effective Liquidation Return in respect of such Participating Share shall be subject to reduction as provided below in Article 10A(C)(vi).

         (vi) To the extent the Company has profits or reserves legally available for distribution, an amount equal to accumulated and unpaid dividends for any past Dividend Period may be declared by the Directors and paid as a dividend (in Participating Shares or cash, as the case may be, as provided above in Article 10A(C)(ii)) or by way of a bonus issue in lieu of such dividend in accordance with Article 10A(C)(iv) on any subsequent Dividend Payment Date to all holders of Participating Shares of record on the record date for such subsequent Dividend Payment Date (including, without limitation, holders of Participating Shares issued after the record date for the Dividend Payment Date for such past Dividend Period). Each such payment shall automatically reduce the then effective Liquidation Return by an amount equal to the aggregate amount of such payment divided by the total number of Participating Shares outstanding on such record date for such subsequent Dividend Payment Date; provided, however, that the Liquidation Return shall not be reduced below U.S.$1000 per share.

         (vii) Dividends on the Participating Shares shall accumulate on a daily basis. Dividends shall cease to accumulate in respect of Participating Shares on the date of actual conversion or redemption thereof. The amount of the dividend due on each Dividend Payment Date shall, subject to Article 10A(C)(iv), be paid out of the profits of the Company available for distribution in accordance


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                  with the Statutes, without the need for any resolution of the
                  Directors or of the Members in General Meeting.

         (viii) To the extent that the Company is legally permitted to do so but save where a majority of the Directors decides bona fide that to do so would be materially prejudicial to the business of any subsidiary undertaking, the Company shall use its best efforts to procure the distribution to the Company by its subsidiary undertakings in respect of each financial year by way of dividend or otherwise (except by the reduction of capital or own-share purchase) of sufficient of the profits, if any, of its subsidiary undertakings to enable the company to pay the dividends on the Participating Shares.

         (ix) Dividends paid on the Participating Shares in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding, and any remainder not paid as provided above in respect of each Participating Share shall be added to the Liquidation Return as provided above in Article 10A(C)(v) hereof.


         (x) As long as any Participating Shares are outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Junior Securities unless:

                  (a) full cumulative dividends on all outstanding Participating Shares and any outstanding Parity Securities have been paid, or declared and set aside for payment, for all Dividend Periods terminating on or prior to the payment date of such dividend or distribution and for the current Dividend Period;

                  (b) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all redemption reserves, if any, for any outstanding Participating Shares or Parity Securities; and

                  (c) the Company is not in default of any of its obligations to redeem any outstanding Participating Shares or Parity Securities.

         (i) As long as any Participating Shares are outstanding, no Junior Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Securities through the issuance of shares of, or warrants, rights or options exercisable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith) or the purchase, redemption or other acquisition of any Junior Securities with any shares of, or warrants, rights or options exercisable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith)), nor may any funds be set aside or made available for any redemption reserve for the purchase or redemption of any Junior Securities.


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         (ii)     As long as any Participating Shares are outstanding, no
                  dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Parity Securities unless such dividends or other distributions are declared and paid pro rata so that the amounts of any such dividends or other distributions declared and paid per share on outstanding Participating Shares and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Return per share of outstanding Participating Shares and the amount payable per share of such other outstanding shares of Parity Securities on a solvent winding up of the Company bear to each other.

         (iii) As long as any Participating Shares are outstanding, no Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except with shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection therewith) unless the Participating Shares and such Parity Securities are purchased, redeemed or otherwise acquired pro rata so that the Fair Market Value of the consideration applied to the purchase, redemption or other acquisition of each Participating Share and each share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Return per outstanding Participating Share and the amount payable per share of such other outstanding Parity Securities on a solvent winding up of the Company bear to each other.

         (iv) As long as any Participating Shares are outstanding, no resolution to reduce the Company's issued share capital or any uncalled liability thereon shall be effective unless such resolution is sanctioned by an extraordinary resolution of the holders of the Participating Shares held at a separate meeting of such holders.

         (v) Subject to the provisions described above in this Article 10A(C), such dividends or other distributions (payable in cash, property or Junior Securities) as may be determined from time to time by the Directors may be declared and paid on the shares of any Junior Securities and/or Parity Securities and from time to time Junior Securities and/or Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Securities and/or Parity Securities, as the case may be, will be entitled, to the exclusion of holders of any outstanding Participating Shares, to share therein according to their respective interests.





(D)      Voting Rights.


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         (i)      The holders of the Participating Shares (in addition to their rights set forth in this Article 10A(D) and otherwise provided by applicable law) shall be entitled from time to time to such number of votes for each Participating Share held as equals the number of Ordinary Shares into which such Participating Share is convertible on the record date set for determining the persons entitled to vote on any matter and shall, if they shall exercise such entitlement, vote together with the holders of the Ordinary Shares (and any other class or series of Share Capital, if any, similarly entitled to vote), as a single class, on all matters to be voted on by holders of the Ordinary Shares. Notwithstanding the preceding sentence, the aggregate voting rights attaching to the Participating Shares as a class shall in no circumstances exceed 29.99% of all voting rights from time to time exercisable by the Members of the Company in General Meeting. If the voting rights attaching to the Participating Shares when calculated in accordance with this Article 10A(D)(i) exceed 29.99%, then the aggregate voting rights of the Participating Shares shall be deemed to be 29.99%, and such voting rights shall be exercisable by each holder of Participating Shares on a pro rata basis according to the number of issued Participating Shares held by each such holder.

         (ii) In addition to the voting rights set forth in Article 10A(D)(i), holders of the Participating Shares shall be entitled to vote as a separate class on matters which require (under these Articles or applicable law) a separate class vote of the Participating Shares and shall have such other voting rights as are set forth in this Article 10A(D).

         (iii)    If at any time:

                  (a) the Company shall have failed to redeem any outstanding Participating Shares in accordance with these Articles; or

                  (b) dividends payable in cash on Participating Shares as provided in Article 10A(C)(ii) hereof (i.e., dividends payable in the period commencing on the fifth anniversary of the Issue Date) have not been paid in full in cash for six consecutive Dividend Periods regardless of whether or not the Company shall have paid dividends in additional Participating Shares pursuant to the proviso in the second sentence of Article 10A(C)(ii) hereof, or by way of bonus issue pursuant to Article 10A(C)(iv) hereof, thereafter and until, in the case of Article 10A(D)(iii)(a) above, the date that the Company shall have fulfilled its redemption obligations or, in the case of Article 10A(D)(iii)(b) above, until the date that all accumulated and unpaid dividends payable as provided in Article 10A(C)(ii) hereof (i.e., dividends payable on and after the fifth anniversary of the Issue Date), whether or not declared, on the outstanding Participating Shares shall have been paid in full and the Company shall have paid dividends in full in cash for four additional consecutive fiscal quarters thereafter, the number of Directors then constituting the board of Directors of the Company shall be increased by two and the holders of Participating Shares, acting as a class, shall be entitled to elect the two additional Directors to serve on the Directors by majority vote at a class meeting of the holders of the Participating Shares to be held


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                  immediately prior to any annual meeting of shareholders or extraordinary meeting held in place thereof, or by majority vote at an extraordinary meeting of the holders of the Participating Shares called as hereinafter provided, or by majority vote of the holders of the Participating Shares as set forth in a written document signed by all such holders. The remaining Directors of the Company shall be elected by the classes of Share Capital, including the Participating Shares, entitled to vote therefor, voting together, at each meeting of shareholders held for the purpose of electing Directors, all in accordance with the terms and procedures set forth in these Articles. As soon as, in the case of
                  Article 10A(D)(iii)(a) above, the Company shall have fulfilled its redemption obligation and, in the case of
                  Article 10A(D)(iii)(b) above, all accumulated and unpaid dividends payable as provided in Article 10A(C)(ii) hereof, whether or not declared, on the outstanding Participating Shares shall have been paid in full and the Company shall have paid dividends in full in cash for four additional consecutive fiscal quarters thereafter, then the right of the holders of the Participating Shares to elect such additional Directors pursuant to this Article 10A(D)(iii) shall immediately cease, the term of office of any person elected as Director by the holders of the Participating Shares shall forthwith terminate (and the holders of the Participating Shareholders shall take all steps necessary to procure the resignation of such Directors) and the number of Directors comprising the board of Directors shall be reduced accordingly. At any time after voting power to elect a Director shall have become vested and be continuing in the holders of Participating Shares pursuant to this Article 10A(D)(iii) or if a vacancy shall exist in the office of a Director elected by the holders of Participating Shares, the Directors may, and upon the written request of the holders of record of at least 25% of the Participating Shares then outstanding addressed to the Secretary of the Company shall, call an extraordinary meeting of the holders of Participating Shares, for the purpose of electing the Directors which such holders are entitled to elect. If such meeting shall not be called by the Directors within 20 days after personal service of written request upon the Secretary of the Company, or within 20 days after mailing the same by a reputable overnight air courier service, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least 25% of the outstanding Participating Shares may designate in writing one of their number to call such meeting at the expense of the Company. Such meeting may be called by the person so designated, or the Directors (as the case may be) upon the notice required for the annual meeting of shareholders of the Company and shall be held at the place for holding the Annual General Meeting of shareholders. Any holder of Participating Shares so designated shall have, and the Company shall provide, access to the lists of shareholders to be called pursuant to the provisions hereof. The rights of the holders of the Participating Shares to elect two additional Directors pursuant to this Article 10A(D)(iii) shall be in addition to the right to appoint Directors set forth in Article 10A(H) hereof.

         (iv) As long as any Participating Shares are outstanding, subject to applicable law, the Company shall not, without consent of the holders of at least a majority of the number of Participating Shares at the time outstanding, voting as a single class, given in person or by proxy, either in writing or by vote at an extraordinary meeting of that class called for the purpose:


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                  (a)      increase the number of authorized Participating
                           Shares or issue any additional Participating Shares, other than as contemplated by the terms of the Participating Shares;

                  (b) amend or modify the relative rights, powers, preferences or limitations of the Participating Shares or amend, alter or repeal any of the provisions of the Company's Memorandum of Association or these Articles so as to eliminate the Participating Shares or otherwise affect adversely the relative rights, powers, preferences or limitations of the holders of Participating Shares; or

                  (c) other than Participating Shares, create, authorize, issue or permit to exist any class of Share Capital or series of preferred shares that ranks as Senior Securities or Parity Securities with respect to the Participating Shares, or reclassify any class or series of any Junior Securities into Senior Securities or Parity Securities or reclassify any class or series of any Parity Securities into Senior Securities, or authorize any securities exchangeable for, convertible into or evidencing the right to purchase any such class or series of Senior Securities or Parity Securities.

         (v) The holders of the Participating Shares shall be entitled to relinquish their rights to the tax gross-up provided for in
                  Article 10A(I) at an extraordinary meeting of the holders of the Participating Shares duly convened on 14 days notice. If the holders of the Participating Shares present in person or by proxy at such meeting resolve by majority vote to relinquish such tax gross-up rights, the Participating Shares shall thereafter have no such rights and the Company shall not have the right to redeem the Participating Shares in accordance with Article 10A(E)(iv).

(E) Redemption.

         (i) Subject to the provisions of the Statutes and these Articles, the Company may redeem the Participating Shares and make payment in respect of the Participating Shares in accordance with the Statutes whether out of its distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of such redemption or otherwise. For the purposes of any redemption under Articles 10A(E)(v) or 10A(E)(vii), the Company shall use its best efforts to complete a fresh issue of shares (taking into account then prevailing market conditions and other factors deemed reasonable by a majority of the Directors) if and to the extent that the Company does not have sufficient distributable profits to make such redemption without such a fresh share issue, but save to the extent that such fresh issue is prohibited by the Company's then existing indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of U.S.$50 million in a bona fide underwritten public offering or bona fide private offering).

         (ii) The Company shall not have the right to redeem the Participating Shares prior to the fourth anniversary of the Issue Date, except in the limited circumstances set forth in Articles 10A(E)(iv).


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

         (iii) On and after the fourth anniversary of the Issue Date and prior to the eleventh anniversary of the Issue Date, the Company shall have the right to redeem the Participating Shares, in whole but not in part, at a redemption price per share in cash equal to the greater of:

                  (a) the amount set forth below (expressed as a percentage of the then effective Liquidation Return), if redeemed during the twelve-month period beginning on the anniversary of the Issue Date in the years indicated below:


                           Year                    Percentage of then effective
                           ----                    ----------------------------
                                                   Liquidation Return
                                                   ------------------

                           2003.................   103.250%
                           2004.................   102.167
                           2005.................   101.083
                           2006 and thereafter     100.000; and

                  (b) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption,

                  in each case plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption. Notwithstanding the preceding sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in
                  Article 10A(E)(iii)(b)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)).

         (iv) Prior to the fourth anniversary of the Issue Date, the Company shall have the right to redeem the Participating Shares, in whole but not in part, at the same redemption price applicable for redemptions during the twelve-month period beginning on the anniversary of the Issue Date in 2003 (as set forth in Article 10A(E)(iii)), but only in the event that the Company has or will become obliged to pay Additional Amounts in respect of the Participating Shares under the provisions of Article 10A(I) at a rate of withholding or deduction in excess of 7.5% of the amounts otherwise payable but for such Article 10A(I) as a result of any change in, or amendment to, the laws (or any rules, regulations or ruling promulgated thereunder) of the United Kingdom, which change or amendment becomes effective after the Issue Date. Prior to the giving of any notice of redemption of the Participating Shares under this Article 10A(E)(iv), the Company will deliver to the holders of the Participating Shares (a) a certificate, executed by the Company's chief financial officer, stating that the Company is entitled to effect such redemption pursuant to this Article 10A(E)(iv) and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred; and (b) a written opinion of independent English legal advisors, of recognised standing, to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment. Notwithstanding the preceding sentences of this Article 10A(E)(iv), the Company shall not have any rights to redeem the Participating Shares pursuant to this Article 10A(E)(iv) in the event that the holders of the Participating Shares vote pursuant to Article 10A(D)(v) to relinquish their rights to the tax gross-up provided for in Article 10A(I).

         (v) Subject to the Statutes, on the eleventh anniversary of the Issue Date (or as soon thereafter as the Company is permitted by the Statutes), the Company shall redeem all outstanding Participating Shares or, failing which, the maximum number of outstanding Participating Shares that can lawfully be so redeemed in accordance with the Statutes on such date, if any, at a redemption price per share in cash equal to the greater of (a) the then effective per share Liquidation Return and (b) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption, in each case plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption. Notwithstanding the previous sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(v)(b)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)). In case the Company is unable to so redeem all outstanding Participating Shares on the eleventh anniversary of the Issue Date, it shall do so pro rata on a share-by-share basis among the holders of all such Participating Shares.

         (vi)     A notice to redeem the Participating Shares pursuant to
                  Article 10A(E)(iii), 10A(E)(iv) or 10A(E)(v) hereof (the "Redemption Notice") shall be sent by or on behalf of the Company, by a reputable overnight air courier service, to holders of record of Participating Shares at their respective addresses as they shall appear on the records of the Company, not less than 30 days nor more than 60 days prior to the date fixed for redemption:

                  (a) notifying such holders of the election of the Company to redeem such shares, the number of shares to be redeemed, and of the date fixed for redemption;

                  (b) stating that the Participating Shares may be converted in accordance with Article 10A(F) hereof, until the close of business (London time) on the Business Day prior to the date of redemption by surrendering to the Company or the registrar (who shall act as transfer agent for the Participating Shares) the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the registrar;

                  (c) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price to be paid therefor; and

                  (d) stating that dividends shall cease to accumulate on the date of redemption unless the Company defaults in the payment of the redemption price.

        (vii)     (a)      Subject to the provisions of the Statutes, in the
                           event of any Change of Control, each holder of the Participating Shares shall have the right, at such holder's option, subject to the terms and conditions hereof, to require the Company to redeem its Participating Shares, in whole or in part, on a Business Day that is no earlier than 30 days nor later than 60 days after the occurrence of such Change of Control (the "Change of Control Repurchase
                           Date") at a redemption price per Participating Share in cash equal to the greater of (1) 101% of the then effective per share Liquidation Return and (2) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption, in each case plus accumulated and unpaid dividends in respect of each Participating Share being redeemed for the period from the most recent
                           Dividend Payment Date through and including the date of redemption, plus the sum of any remaining dividend payments that would have otherwise been payable on such Participating Shares (assuming that the Stated Dividend Rate would have been the applicable rate throughout such period) up to and including the date which is three and one-half years after the Issue Date (the "Change of Control
                           Repurchase Price"). Notwithstanding the preceding sentence, the Company may, at its option
                           (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted
                           (in lieu of redemption in cash at the price referred to in Article 10A(E)(vii)(a)(2)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)), except that the Company shall pay in cash such sum of any remaining dividend payments referred to in the preceding sentence.

                  (b) In the event of any Change of Control, each holder of Participating Shares may, alternatively, convert its Participating Shares, in whole or in part, into Ordinary Shares in accordance with Article 10A(F) and, if converted after such Change of Control but prior to or at the close of business on the 60th day after the Change of Control Notice, subject to the provisions of the Statutes, such holder shall receive on the date of conversion an additional cash payment equal to the sum of any remaining dividend payments that would have otherwise been payable on such converted Participating Shares (assuming that the Stated Dividend Rate would have been the applicable rate throughout such period) through and including the date which is three and one-half years after the Issue Date (the "Additional Change of Control Payment").

                  (c) If the Company is unable lawfully to redeem in accordance with the Statutes all Participating Shares as to which holders have, at their option, required the Company to redeem in accordance with
                           Article 10A(E)(vii)(a), then it shall do so pro rata on a share-by-share basis among all such shares of the relevant holders. Similarly, if the Company is unable lawfully to pay any Additional Change of Control Payment set forth in Article 10A(E)(vii)(b), then it shall do so pro rata on a share-by-share basis among all such shares of the relevant holders. For purposes of the preceding two sentences, the redemption of Participating Shares pursuant to
                           Article 10(E)(vii)(a) shall have priority over the payment of any Additional Change of Control Payment pursuant to Article 10A(E)(vii)(b).

                  (d) Notwithstanding Articles 10A(E)(vii)(a) or 10A(E)(vii)(b), to the extent that the Company is prohibited by the Statutes from paying the Change of Control Repurchase Price set forth in Article 10A(E)(vii)(a) and/or any Additional Change of Control Payment set forth in Article 10A(E)(vii)(b) to the relevant holder of any Participating Share, respectively, then the Change of Control Adjustment Amount, if applicable, shall be added to the Liquidation Return of each such Participating Share that will not be redeemed or converted in accordance with such Articles and each such Participating Share not so redeemed or converted shall remaining outstanding after any corresponding Change of Control Repurchase Date and/or the 60th day after the corresponding Change of Control Notice, as the case may be.

                  (e) The Company shall comply with the requirements of Rule 14e-1 under the U.S. Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such Rule and such laws and regulations are applicable in connection with the redemption of Participating Shares as a result of a Change of Control in accordance with Article 10A(E)(vii)(a).

                  (f) The Company shall not be required to redeem Participating Shares in the event of the occurrence of a Change of Control in accordance with Article 10A(E)(vii)(a) if any other Person acquires all Participating Shares in respect of which a Change of Control Repurchase Notice has been validly tendered and not withdrawn in the manner and at the times required by, and otherwise in compliance with,
                           Article 10A(E)(ix) and Article 10A(E)(x).

         (viii) A notice of a Change of Control (the "Change of Control Notice") shall be sent by or on behalf of the Company, by a reputable overnight air courier service, to each holder of Participating Shares of record at its respective address as it appears on the records of the Company not more than 10 days after the Change of Control:

                  (a) describing the transaction that constitutes the Change of Control;

                  (b) stating the date by which any Change of Control Repurchase Notice (as defined below) must be received by the Company or the registrar from such holder and any Change of Control Repurchase Date;

                  (c) stating the procedures for withdrawing any Change of Control Repurchase Notice;

                  (d) stating that the Participating Shares may be converted in accordance with Article 10A(F) until the close of business on the Business Day prior to any Change of Control Repurchase Date by surrendering to the Company or its registrar the certificate or certificates for the Participating Shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the transfer agent for the Participating Shares, if any;

                  (e)      stating any Additional Change of Control Payment;

                  (f) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and any Change of Control Repurchase Price to be paid therefor; and

                  (g) stating that dividends shall cease to accumulate on any Change of Control Repurchase Date unless the Company defaults in payment of any Change of Control Repurchase Price.

         (ix) To exercise its rights, if any, pursuant to Article 10A(E)(vii)(a), a holder of Participating Shares must deliver written notice (a "Change of Control Repurchase Notice") to the Company, of the exercise of such right prior to the close of business on the Business Day immediately prior to the Change of Control Repurchase Date. The Change of Control Repurchase Notice must state (a) the number of Participating Shares to be redeemed and (b) that such Participating Shares will be submitted for redemption by the Company on the Change of Control Repurchase Date.

         (x) Any Change of Control Repurchase Notice may be withdrawn by a holder of Participating Shares by a written notice of withdrawal delivered to the Company prior to or at the close of business (London time) on the Business Day immediately prior to the Change of Control Repurchase Date. The notice of withdrawal must state the number of Participating Shares as to which the withdrawal notice relates and the number of Participating Shares, if any, which remains subject to the original Change of Control Repurchase Notice.

         (xi) Neither failure to mail any Redemption Notice or Change of Control Notice, as the case may be, nor any defect in any Redemption Notice or Change of Control Notice, as the case may be, to one or more holders of Participating Shares shall affect the sufficiency of the proceedings for redemption as to other holders. Subject to compliance with the provisions of this Article 10A(E), the Company shall forthwith upon the date fixed for redemption pay the redemption monies to the appropriate holders of the Participating Shares.

         (xii) On redemption the Company shall cancel the share certificate of the applicable holder of Participating Shares and, in the case of a redemption of part of the Participating Shares included in such certificate, without charge issue a new certificate to such holder for the balance of Participating Shares not redeemed.

         (xiii) To the extent the Company is legally permitted to do so and save where a majority of the Directors decides bona fide that to do so would be materially prejudicial to the business of any subsidiary undertaking, the Company shall use its best efforts to procure the distribution to the Company by its subsidiary undertaking in respect of each financial year by way of dividend or otherwise (except by the reduction of capital or own-share purchases) of sufficient of the profits, if any, of its subsidiary undertakings to enable the company to redeem the Participating Shares in accordance with this
                  Article 10A(E).

         (xiv) If a Redemption Notice or a Change of Control Notice shall have been given as hereinbefore provided, then each holder of Participating Shares shall be entitled to all relative rights, powers, preferences and limitations accorded to holders of the Participating Shares until and including the date of redemption. Provided that the Company shall have complied with its obligations pursuant to this Article 10A(E), from and after the date of redemption, the Participating Shares the subject of such redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive the monies to be paid under this Article 10A(E).

         (xv) Any redemption monies unclaimed by the holders of the Participating Shares entitled thereto for a period of 30 days following the requisite payment date shall promptly be deposited by the Company in a third party bank account to be held in trust for such holders.

         (xvi) If a holder whose Participating Shares are to be redeemed under this Article 10A(E) fails to deliver the certificate (or certificates) for those shares to the Company, the Company may retain the redemption monies payable to such holder pending delivery of such certificate(s). No person shall, prior to delivery of such certificate(s), have any claim against the Company for redemption monies retained under this Article 10A(E)(xvi), and the Company shall not be liable for interest in respect thereof.

         (xvii) The Directors may, pursuant to the authority given by the adoption of this Article 10A(E), consolidate and sub-divide the share capital available for issue as a consequence of a redemption of Participating Shares into Ordinary Shares or any other class of shares into which the authorised share capital of the Company is then divided, each of a like nominal amount as the shares of that class then in issue, or into unclassified shares of the same nominal amount as the Participating Shares. The Directors may issue shares in anticipation of redemption to the extent permitted by the Statutes and these Articles.


(F)      Conversion Rights

         (i)      Subject to and upon compliance with the provisions of this
                  Article 10A(F), the holder of any Participating Shares shall have the right, at any time and from time to time, at such holder's option, to convert all or part (having an aggregate Liquidation Return of at least U.S.$1 million) of such holder's Participating Shares into Ordinary Shares, and the Company shall have the limited ability in accordance with
                  Article 10A(E)(iii), Article 10A(E)(v) and Article 10A(E)(vii) to elect to cause the Participating Shares to be converted into Ordinary Shares. If a Redemption Notice or a Change of Control Repurchase Notice has been given as hereinbefore provided, such right of conversion shall terminate at the close of business on the Business Day prior to the date fixed for redemption.

         (ii) Each Participating Share as a whole (and not a fraction thereof) shall be converted into the number of Ordinary Shares as is equal to the number determined by dividing (i) the sum of the Liquidation Return on the date of conversion plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the date of conversion (in respect of such Participating Share) by (ii) the Conversion Price in effect on the date of conversion.

         (iii) Conversion of such Participating Shares as are due to be converted ("Relevant Shares") shall be effected in such manner as may be authorised by applicable law and, without prejudice to the rights of the holders of the Participating Shares under this Article 10A(F), as the Directors may in their absolute discretion from time to time determine for effecting the exercise of the conversion rights attaching to the relevant Participating Shares (unless the holders of the Participating Shares pass an extraordinary resolution at a class meeting of the holders of the Participating Shares electing a particular manner of conversion (which extraordinary resolution is in effect prior to or at the time of delivery of the Conversion Notice relating to the Shares to be converted)) in which case conversion shall be effected in such manner, provided that such manner complies with these Articles and the Statutes). Without limiting the foregoing, the conversion of the Participating Shares may be effected by any of the methods set out below (and the Directors shall be authorised for all relevant purposes pursuant to the authority given by the resolution adopting these Articles to so convert the Participating Shares):

                  (a) Conversion may be effected by the redemption of the Relevant Shares (or any of them) on the relevant conversion date for a sum equal to the Liquidation Return on the date of conversion plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the conversion date, out of distributable profits of the Company. In that event, the Relevant Shares confer upon the holders thereof the right and obligation to subscribe for the appropriate number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii), at such aggregate premium, if any, as represents the amount by which the redemption monies payable in respect of the Relevant Shares exceeds the nominal amount of such number of Ordinary Shares. If redemption is to be made in accordance with this Article 10A(F)(iii)(a), the Conversion Notice given by or relating to a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the Directors to apply the redemption monies payable to such holder in subscribing in such holder's name for such Ordinary Shares at such premium.

                  (b) Conversion may be effected by the redemption of the Relevant Shares (or any of them) on the relevant conversion date, for a sum equal to the Liquidation Return on the conversion date plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the conversion date, out of the proceeds of a fresh issue of shares made for the purposes of redemption or in any other manner allowed by the Statutes and these Articles. In that event, the Relevant Shares confer on the holders thereof the right and obligation to subscribe for the appropriate number of Ordinary Shares to which that holder is entitled in accordance with Article 10A(F)(ii), at such aggregate premium, if any, as represents the amount by which the redemption monies payable in respect of the Relevant Shares exceeds the nominal amount of such number of Ordinary Shares. If redemption is to be made out of the proceeds of a fresh issue of shares made for the purposes of the redemption the Conversion Notice given by or relating to a holder of Relevant Shares shall be deemed irrevocably:

                           (1) to have appointed any Person selected by the Directors as such holder's agent with authority to apply an amount equal to the redemption monies in respect of that holder's Relevant Shares in subscribing and paying on that holder's behalf for the number of Ordinary Shares to which such holder is entitled in accordance with
                                    Article 10A(F)(ii); and

                           (2) to have authorised and instructed the Directors to pay following the allotment of such Ordinary Shares such redemption monies to such agent who shall be entitled to retain the same for the agent's own benefit without being accountable therefor to such holder.

                  (c) Conversion may be effected by means of consolidation and sub-division to the extent that such consolidation and sub-division can lawfully be effected in accordance with the provisions of the Statutes (or other applicable laws) and these Articles. In such case, the requisite consolidation and sub-division shall be effected pursuant to the authority given by the resolution adopting these Articles as follows. All the Relevant Shares held by any holder or joint holders in respect of which a Conversion Notice shall have been delivered shall be consolidated into one share having a nominal value equal to the aggregate nominal value of the Relevant Shares . Such consolidated share shall be sub-divided and redesignated into such number of Ordinary Shares of 1.25p each (or such other nominal value as may be appropriate as a result of any consolidation or sub-division of the Ordinary Shares), as is equal to the number of Ordinary Shares to which such holder is entitled pursuant to such Conversion Notice (fractional entitlements to an Ordinary Share being disregarded) and such number of special deferred shares of 0.001p each ,if any, as have an aggregate nominal value equal to the amount ,if any, by which the aggregate nominal value of such Ordinary Shares issued on conversion is less than the aggregate nominal value of such consolidated share. Any such special deferred shares will have the rights set out in
                           Article 10A(F)(iv). The Directors shall be authorised for all relevant purposes pursuant to the authority given by the resolution adopting these Articles to make such arrangements for the attribution of value to reflect the redesignation of a U.S. dollar denominated share as a sterling denominated share.

                  (d) Provided it is lawful to do so in accordance with the Statutes (or other applicable laws) and the Articles, conversion may be effected by means of the issue of shares to the holders of the Relevant Shares credited as paid up in full out of distributable profits or reserves, sums in the Company's share premium account or otherwise legally available therefor. In such case, the number of Ordinary Shares to be issued shall be the number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii). In such event, upon the issue of such Ordinary Shares the Relevant Shares shall be subdivided and redesignated by the Directors pursuant to the authority given by the resolution adopting these Articles into special deferred shares of U.S. 0.001 cents each having the rights set out in Article 10A(F)(iv) below.

                  (e) If and to the extent that conversion in accordance with the above means (or any other means) would result in an illegal reduction of capital or the issue of shares at a discount then the Company shall take such action as may be lawful to issue such number of Ordinary Shares to the holders of the Relevant Shares as may be required by the foregoing provisions of this Article 10A(F)(iii) including by way of the issue of bonus shares to the holders of the Relevant Shares or otherwise (but in no event shall the holders of the Relevant Shares receive a number of Ordinary Shares exceeding their entitlement under Article 10A(F)(ii)).

         (iv)     In the case of a conversion effected pursuant to either
                  Article 10A(F)(iii)(c) or (d) the special deferred shares arising as a result thereof shall on a return of capital in a winding-up or otherwise entitle the holder only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of an additional(pound)50,000 on each Ordinary Share and shall not entitle the holder to the payment of any dividend nor to receive notice of or to attend or vote at any General Meeting of the Company and such conversion shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of such shares an instrument of transfer thereof and/or an agreement to transfer the same, without making any payment to the holders thereof, to such person as the Directors may determine as custodian thereof and to agree to the cancellation and/or purchase by the Company of the same (in accordance with the provisions of the Statutes) for a price of 1p for all the special deferred shares without obtaining the sanction of the holder thereof and pending such transfer and/or agreement to transfer and/or cancel and/or purchase to retain the certificate for such shares (if any certificate has been issued in respect thereof).

                  The Company may at its option (exercisable by resolution of the Directors) at any time after the creation of any special deferred shares redeem all or any of the special deferred shares then in issue for 1p for all the special deferred shares redeemed, at any time upon giving the registered holders of such share or shares not less than 28 days' previous notice in writing of its intention so to do, such notice fixing a time and place for redemption of such shares.

         (v) The holder of any Participating Shares may exercise the conversion right specified in Article 10A(F)(i) by surrendering to the Company at its registered office or its registrar the certificate or certificates for the Participating Shares to be converted, accompanied by written notice specifying the number of shares to be converted with any evidence the Directors may reasonably require to prove title of the person exercising the right to convert (the "Conversion Notice"). If the Company has exercised its limited ability in accordance with Article 10A(E)(iii), Article 10A(E)(v) or Article 10A(E)(vii) to elect to cause the Participating Shares to be converted into Ordinary Shares then a Conversion Notice shall be deemed to have been given upon such exercise.

         (vi) Allotments of Ordinary Shares arising from conversion shall be made within 10 Business Days of the delivery of the Conversion Notice to the Company. Subject to the provisions of Article 10A(F)(ix)(h) hereof, as promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of each holder of Relevant Shares a new certificate or certificates for the number of Ordinary Shares to which such holder is entitled, a new certificate for any unconverted Participating Shares comprised in any certificate(s) surrendered by such holder, and a cheque or cash with respect to any fractional interest in an Ordinary Share, as provided in Article 10A(F)(viii) hereof. In the meantime, transfers of new Ordinary Shares shall be certified against the register.

         (vii) Subject to the provisions of Article 10A(F)(ix)(h) hereof, the person in whose name the certificate or certificates for Ordinary Shares are to be issued shall be entered into the Company's register of Members as a holder of record of such Ordinary Shares immediately prior to the close of business on the date of conversion. A Conversion Notice may only be withdrawn by notice by the holder(s) of the Relevant Shares delivered to the Company not less than two Business Days prior to the date of conversion.

         (viii) No fractions of Ordinary Shares shall be issued upon conversion of Participating Shares. If more than one Participating Share shall be surrendered for conversion at any one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Participating Shares so surrendered. If as a result of conversion holders become entitled to fractions of an Ordinary Share, the Directors may on behalf of the holders deal with the fractions as they reasonably deem to be appropriate. Without limiting the generality of the preceding sentence, the Directors may aggregate and sell the fractions to a person (including, subject to the provisions of the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportions amongst the holders.

         (ix) The Conversion Price shall be subject to adjustment from time to time as follows, provided that in the event that the holders of Participating Shares carrying more than 50% of the voting rights of that class exercise their preemptive rights in a transaction to which Section 89 of the Companies Act 1985 applies, then the adjustment in the Conversion Price provided for in Article 10A(F)(ix)(a) only shall not be given effect.

                  (a) Ordinary Shares Issued at Less Than Market Value. If the Company shall issue any Ordinary Shares, other than Excluded Shares or Ordinary Shares issued in an Excluded Transaction, without consideration or for a consideration per share less than the Market Value immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction (A) the numerator of which is the sum of (1) the number of Ordinary Shares outstanding immediately prior to such issuance and (2) the number of Ordinary Shares that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Market Value and (B) the denominator of which is the total number of Ordinary Shares outstanding immediately after such issuance.

                           For the purposes of any adjustment of the Conversion Price pursuant to this Article 10A(F)(ix)(a), the following provisions shall be applicable.

                           (1) Cash. In the case of the issuance of Ordinary Shares for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Ordinary Shares before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (2) Consideration Other Than Cash. In the case of the issuance of Ordinary Shares (otherwise than upon the conversion of shares of Share Capital or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be either:

                                    (A)      the amount determined by an
                                             independent valuation undertaken
                                             in accordance with Section 108 of
                                             the Companies Act 1985; and

                                    (B)      in the absence of such valuation,
                                             the Fair Market Value thereof,
                                             irrespective of any accounting
                                             treatment.

                           (3) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Ordinary Shares (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall have not been made pursuant to Article 10A(F)(ix)(d)(4) hereof), (y) securities by their terms convertible into or exchangeable for Ordinary Shares (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable),

                                    (A)      the aggregate maximum number of
                                             Ordinary Shares deliverable upon
                                             exercise of such options, warrants
                                             or other rights to purchase or
                                             acquire Ordinary Shares shall be
                                             deemed to have been issued at the
                                             time such options, warrants or
                                             rights were issued and for a
                                             consideration equal to the
                                             consideration (determined in the
                                             manner provided in subclauses (1)
                                             and (2) above), if any, received
                                             by the Company upon the issuance
                                             of such options, warrants or
                                             rights plus the minimum purchase
                                             price provided in such options,
                                             warrants or rights for the
                                             Ordinary Shares covered thereby;

                                    (B)      the aggregate maximum number of
                                             Ordinary Shares deliverable upon
                                             conversion of or in exchange for
                                             any such convertible or
                                             exchangeable securities, or upon
                                             the exercise of options, warrants
                                             or other rights to purchase or
                                             acquire such convertible or
                                             exchangeable securities and the
                                             subsequent conversion or exchange
                                             thereof, shall be deemed to have
                                             been issued at the time such
                                             convertible or exchangeable
                                             securities were issued or such
                                             options, warrants or rights were
                                             issued and for a consideration
                                             equal to the consideration, if
                                             any, received by the Company for
                                             any such convertible or
                                             exchangeable securities or
                                             options, warrants or rights
                                             (excluding any cash received on
                                             account of accumulated interest or
                                             accumulated dividends), plus the
                                             additional consideration
                                             (determined in the manner provided
                                             in subclauses (1) and (2) above),
                                             if any, to be received by the
                                             Company upon the conversion or
                                             exchange of such securities, or
                                             upon the exercise of any related
                                             options, warrants or rights to
                                             purchase or acquire such
                                             convertible or exchangeable
                                             securities and the subsequent
                                             conversion or exchange thereof;

                                    (C)      on any change in the number of
                                             Ordinary Shares deliverable upon
                                             exercise of any such options,
                                             warrants or rights or conversion
                                             or exchange of such convertible or
                                             exchangeable securities or any
                                             change in the consideration to be
                                             received by the Company upon such
                                             exercise, conversion or exchange
                                             (but excluding any change
                                             resulting solely from the
                                             operation of the anti-dilution
                                             provisions thereof if, and only
                                             if, such anti-dilution provisions
                                             would not require an adjustment to
                                             the exercise price or conversion
                                             price thereof in the event of any
                                             change to the Conversion Price
                                             pursuant to the provisions of this
                                             Article 10A(F)), the Conversion
                                             Price as then in effect shall
                                             forthwith be readjusted to such
                                             Conversion Price as would have
                                             been obtained had an adjustment
                                             been made upon the issuance of
                                             such options, warrants or rights
                                             not exercised prior to such
                                             change, or of such convertible or
                                             exchangeable securities not
                                             converted or exchanged prior to
                                             such change, upon the basis of
                                             such change;

                                    (D)      on the expiration or cancellation
                                             of any such options, warrants or
                                             rights that are unexercised, or
                                             the cancellation or redemption of,
                                             or the termination of the right to
                                             convert or exchange such
                                             convertible or exchangeable
                                             securities, if the Conversion
                                             Price shall have been adjusted
                                             upon the issuance thereof, the
                                             Conversion Price shall forthwith
                                             be readjusted to such Conversion
                                             Price as would have been obtained
                                             had an adjustment been made upon
                                             the issuance of such options,
                                             warrants, rights or such
                                             convertible or exchangeable
                                             securities on the basis of the
                                             issuance of only the number of
                                             Ordinary Shares actually issued
                                             upon the exercise of such options,
                                             warrants or rights, or upon the
                                             conversion or exchange of such
                                             convertible or exchangeable
                                             securities; and

                                    (E)      if the Conversion Price shall have
                                             been adjusted upon the issuance of
                                             any such options, warrants, rights
                                             or convertible or exchangeable
                                             securities no further adjustment
                                             of the Conversion Price shall be
                                             made for the actual issuance of
                                             Ordinary Shares upon the exercise,
                                             conversion or exchange thereof.

                  (b) Excluded Shares. All Excluded Shares shall be deemed to be issued and outstanding for all purposes of computations under Article 10A(F)(ix)(a).

                  (c) Share Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Ordinary Shares in additional Ordinary Shares which is not paid or made on an equal and ratable basis to all holders of Participating Shares, (2) subdivide, split or reclassify (by merger, consolidation or otherwise) the outstanding Ordinary Shares into a greater number of shares, (3) combine or reclassify (by merger, consolidation or otherwise) the outstanding Ordinary Shares into a smaller number of shares or (4) issue any Ordinary Shares in a reclassification (by merger, consolidation or otherwise), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, reclassification or issuance shall be proportionately adjusted so that the holder of any Participating Shares surrendered for conversion after such date shall be entitled to receive the number of Ordinary Shares which such holder would have owned or been entitled to receive had such Participating Shares been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                  (d) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of Ordinary Shares which is not paid or made on an equal and ratable basis to all holders of Participating Shares, (1) of shares of any class other than its Ordinary Shares or (2) of evidence of indebtedness of the Company or any subsidiary or (3) of assets or other property, including, without limitation, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in Article 10A(F)(ix)(c) above), or (4) of options, warrants or other rights, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (A) an amount equal to the difference resulting from (1) the number of Ordinary Shares outstanding on such record date multiplied by the Conversion Price per Ordinary Share on such record date less (2) the Fair Market Value of such shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (B) the number of Ordinary Shares outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Directors determine not to distribute such shares, evidences of indebtedness, assets, property, options, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

                  (e) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation, amalgamation, or merger of the Company with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, each Participating Share shall after the date of such consolidation, amalgamation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Ordinary Shares issuable (immediately prior to the time of such consolidation, merger, sale, lease or conveyance) upon conversion of each such Participating Shares would have been entitled upon such consolidation, amalgamation, merger, sale, lease or conveyance, and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Participating Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Participating Shares.

                  (f) Rounding of Calculations. All calculations under this Article 10A(F)(ix) shall be made to the nearest U.S cent or to the nearest one ten thousandth of a share, as the case may be.

                  (g) Adjustments for American depositary shares. All computations and calculations under this Article 10A(F)(ix) shall, at the time of determination, give effect to the then applicable ratio of Ordinary Shares to American depositary shares representing such Ordinary Shares at the time of determination and shall be adjusted accordingly (it being recognized that such ratio is four Ordinary Shares per American depositary share on the Issue Date). Without limiting the generality of the preceding sentence, the computations and calculations relating to Market Value in Article 10A(F)(ix)(a) shall be based on the Market Value for American depositary shares representing Ordinary Shares of the Company as adjusted by then applicable ratio of Ordinary Shares to American depositary shares (it being recognized that Market Value initially is to be divided by 4 to reflect the ratio of four Ordinary Shares per American depositary share on the Issue
                           Date).

                  (h) Timing of Issuance of Additional Ordinary Shares Upon Certain Adjustments. In any case in which the provisions of this Article 10A(F)(ix) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event
                           (1) issuing to the holder of any Participating Shares converted after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of any fractional Ordinary Shares, provided, that the Company, upon request, shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Ordinary Shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (x) Whenever the Conversion Price shall be adjusted, the Company shall forthwith file, at the office of the registrar, at the registered office of the Company, and at the principal office of the Company in the United States, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by reputable overnight air courier service, to each holder of Participating Shares at its address appearing on the Company's records.

         (xi) In the event the Directors have, or the Company has, agreed or otherwise formally determined to take any action of the type described in clause(a)(but only if the action of the type described in clause (a) would result in an adjustment in the Conversion Price), (c), (d) or
                  (e) of Article 10A(F)(ix) hereof, the Company shall give notice to each holder of Participating Shares, in the manner set forth in Article 10A(F)(ix) hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of Participating Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (xii) The Company shall pay all U.K documentary, stamp, transfer or similar taxes, plus any fees of the depositary for American depositary shares, attributable to the issuance or delivery of Ordinary Shares or American depositary shares representing Ordinary Shares upon conversion of any Participating Shares, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Participating Shares in respect of which such shares are being issued.

         (xiii) The Company shall at all times so long as any Participating Shares remain outstanding, have sufficient authorised Share Capital available for allotment and issue (i) to permit the issuance of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares and (ii) to permit the conversion of all Participating Shares in issue from time to time into Ordinary Shares in accordance with these Articles.

         (xiv) If any Ordinary Shares to be issued for the purpose of conversion of Participating Shares require registration with or approval of any governmental authority under any U.S federal or state, English or other non-U.S law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavour to secure such registration or approval, as the case may be. If, and so long as, any Ordinary Shares into which the Participating Shares are then convertible are listed or quoted on any U.S., U.K. or other securities exchange or market, the Company will, if permitted by the rules of such securities exchange or market, list and keep listed or quoted on such securities exchange or market, upon official notice of issuance, all such shares issuable upon conversion.

         (xv) All Ordinary Shares that may be issued upon conversion of the Participating Shares will upon issuance by the Company be duly and validly issued, fully paid and non-assessable, not issued in violation of any preemptive rights arising under law or contract, and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the nominal value, if any, of the Ordinary Shares).

         (xvi) Notwithstanding the foregoing provisions of this Article 10A(F) (and subject to the terms of the relevant American depositary receipt agreement), if the holder of any Participating Shares so specifies in the Conversion Notice, the Company shall cause to be delivered to the holder of the said Participating Shares, upon conversion of the specified Participating Shares, American depositary receipts evidencing the number of American depositary shares representing the Ordinary Shares into which such Participating Shares have been converted. Any American depositary shares that may be issued upon such conversion shall upon issuance be duly and validly issued and entitled to the benefits specified therein and in the deposit agreement relating to such American depositary shares, and the Company shall take no action which will cause a contrary result. For the purposes of this
                  Article 10A(F) (including without limitation, Articles 10A(F)(vii), 10A(F)(ix) and 10A(F)(xv)) all references to Ordinary Shares shall be deemed, to the fullest extent possible, to apply to the American depositary shares representing such Ordinary Shares and all references to share certificates to the American depositary receipts representing such American depositary shares.

(G)      Liquidation Return.

         (i) In the event of the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, the holders of Participating Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Company, and before any distribution to holders of any Junior Securities of the Company, shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount per Participating Share in cash equal to the greater of (a) the then effective Liquidation Return per share plus accumulated and unpaid dividends from and including the most recent Dividend Payment Date through and including the date of liquidation, winding-up or dissolution and (b) the amount that would be payable to the holders of the Participating Shares if the Participating Shares had been converted into Ordinary Shares immediately prior to such liquidation, winding-up or dissolution. In the event the assets of the Company available for distribution to the holders of the Participating Shares upon any dissolution, winding-up or liquidation of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Participating Shares and of all other Parity Securities, the holders of Participating Shares and all other Parity Securities shall share in such distribution of assets on a pro rata basis in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Participating Shares and the holders of outstanding shares of such Parity Securities were paid in full.

         (ii) For the purposes of this Article 10A(G), none of the following transactions shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company (provided that the same shall be effected by way of a bona fide transaction on arm's length terms):

                  (a) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

                  (b) the consolidation, amalgamation, or merger of the Company with or into one or more other corporations or other Persons (whether or not the Company is the corporation surviving such consolidation or merger).

(H)      Special Right to Appoint Directors.

         (i) Beginning on the Issue Date and continuing as long as the holders of the Participating Shares own Voting Shares of the Company and debt securities or Share Capital convertible into or exercisable for Voting Shares of the Company where all such Voting Shares represent at least 10% of the Company's total voting power, such holders shall be entitled pursuant to this Article 10A(H) to appoint two Directors to serve on the board of Directors of the Company. In the event that such holders own, on such a basis, Voting Shares representing less than 10%, but more than 5%, of the Company's total voting power, such holders shall be entitled pursuant to this
                  Article 10A(H) to designate one Director.

         (ii) In the event that Cypress and/or Affiliates of Cypress, as the original holders of the Participating Shares issued and allotted on the Issue Date, shall transfer a majority of their Participating Shares in the aggregate to another Person (other than an Affiliate of Cypress or its Affiliates) without the written consent of the Directors of the Company (which consent shall not be unreasonably withheld), then the holders of the Participating Shares shall, notwithstanding
                  Article 10A(H)(i), be entitled thereafter to appoint only a maximum of one Director (it being recognised that Cypress and its Affiliates and any other holders of the Participating Shares shall not be subject to any restriction hereunder on their ability to transfer all or part of their Participating Shares to any other Person and that this Article 10A(H)(ii) relates solely to the power to appoint Directors).

         (iii) Each committee of the Directors shall include at least one Director designated by such holders as provided above; provided, that this requirement shall not apply with respect to the appointment of any particular designee to a committee in the event that the rules or regulations of any securities exchange or market on which the Ordinary Shares or American depositary shares representing such Ordinary Shares are then listed, quoted or traded (including, in the case of the London Stock Exchange, the Combined Code or any successor thereto), or applicable law, prohibits the appointment of such Director to such committee.

         (iv) The Company and the Directors shall take all actions necessary to effect such designation to the board of Directors (including, without limitation, increasing the size of the board of Directors and/or removing Directors) and to each committee thereof.

         (v) The Directors to be designated by the holders of the Participating Shares shall be elected by such holders by majority vote at a class meeting of the holders of the Participating Shares to be held immediately prior to any annual meeting of shareholders or extraordinary meeting held in place thereof, or by majority vote at a duly convened extraordinary meeting of the holders of the Participating Shares.

         (vi)     The special right to appoint Directors set forth in this
                  Article 10A(H) shall be in addition to the rights of the holders of the Participating Shares to exercise voting rights pursuant to Article 10A(D) hereof (including, without limitation, with respect to the election of Directors of the Company generally).

         (vii) If any Director appointed by the holders of the Participating Shares pursuant to this Article 10A(H) resigns, retires or is removed by the Company while the holders of the Participating Shares continue to have the right to appoint such Director, then, notwithstanding anything contained in these Articles, such holders shall be entitled to appoint a replacement Director in the same manner as appointment of the predecessor Director.

(I)      Tax Gross-Up.

         Subject as provided in Article 10A(D)(v), all payments by the Company in respect of the Participating Shares shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having power to tax, unless the Company is required by law to withhold such taxes, duties, assessments or other governmental charges. In such event, the Company shall make the required withholding or deduction, make payment of the amount so withheld or deducted to the appropriate government authority and pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the holders of the Participating Shares (taking into account any tax credits received by such holders from the United Kingdom) after such withholding or deduction shall equal the respective amounts of dividends and other amounts which would have been received in respect of the Participating Shares in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable:

         (i) to any holder who is subject to such taxes, duties, assessments or other governmental charges in respect of the Participating Shares by reason of such holder being a resident of the United Kingdom and otherwise than solely by the holding of such Participating Shares or by the receipt of dividends and other amounts in respect thereof; or

         (ii) to the extent that the taxes, duties, assessments or other governmental charges would not have been imposed but for the failure of such holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom of such holder if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) at least 30 days prior to the first Dividend Payment Date with respect to which the Company will apply this clause (ii), the Company shall have notified all holders of the Participating Shares that such holders will be required to comply with such requirement.

(J)      Definitions.


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

For the purposes of this Article 10A only, the following definitions shall apply:

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. The term "control" shall have the meaning for such term as used in Rule 12b-2 under the U.S. Securities Exchange Act of 1934.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

         "Change of Control" means the occurrence at any time of any of the following:

         (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934) (excluding for purposes of this clause (i), Cypress and any of its Affiliates, individually and in the aggregate), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 29.9% of the total Voting Shares of the Company;

         (ii) the Company consolidates or merges with or into another corporation or petitions the court for any scheme of compromise or arrangement within the meaning of section 425 of the Companies Act 1985 or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or mergers with or into the Company, in any such event pursuant to a transaction in which the issued Voting Shares of the Company are changed into or exchanged for cash, securities not issued in violation of
                  Article 10A(D)(iv) or other property, other than (a) any such transaction in which (1) the issued Voting Shares of the Company are changed into or exchanged for Voting Shares of the surviving corporation or its parent corporation and (2) the holders of the Voting Shares of the Company immediately prior to such transaction own, directly or indirectly, not less than 50.01% of the Voting Shares of the surviving corporation or its parent corporation immediately after such transaction or (b) any such transaction with, into or to any Affiliate of Cypress;

         (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of Directors of the Company (together with any new Directors whose election by such board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% (sixty-six and two thirds percent) of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors of the Company then in office (but any additional Directors elected by the holders of the Participating Shares pursuant to Article 10A(D)(iii) shall be excluded from the calculations for the purposes of this definition); or

         (iv) the Company is voluntarily or involuntarily wound up or dissolved or adopts a plan of liquidation, other than a voluntary winding up pursuant to which the whole of the Company's business is proposed to be transferred or sold to another company and the issued Voting Shares of the Company are changed into or exchanged for Voting Shares of that other company or its parent company, such Voting Shares having rights equal to or greater than the rights attached to the Voting Shares in the Company.

         "Change of Control Adjustment Amount" means an amount (if a positive number only) equal to (i) the difference between (a) 101% of the then effective Liquidation Return per share and (b) the aggregate Market Value of the Ordinary Shares into which each Participating Share was convertible on the date immediately preceding first public announcement of the transaction giving rise to the Change of Control, multiplied by (ii) a fraction the numerator of which is the deficiency in monies lawfully available for redemption and the denominator of which is the total amount of monies necessary to pay the redemption price in full upon a Change of Control as set forth in Article 10A(E)(vii)(a), in the case of this paragraph (ii) assuming that all holders of Participating Shares determined to require the Company to redeem their Participating Shares in accordance with Article 10A(E)(vii)(a).

         "Conversion Price" means an amount in U.S. dollars per Ordinary Share, determined by the Directors on the Issue Date, being not less than US$[ ] per Ordinary Share, subject to adjustment in accordance with the provisions of Article 10A(F) hereof.

         "Cypress" means The Cypress Group LLC or any successor entity.

         "Excluded Shares" means Ordinary Shares issued or issuable by the Company or American depositary shares representing such Ordinary Shares (i) upon conversion of the Participating Shares, (ii) upon conversion of the outstanding U.S.$200 million aggregate principal amount of the Company's 6.25% Convertible Subordinated Notes due 2002, or (iii) pursuant to bona fide stock option or other employee or officer benefit plans, provided, that such shares are issued at an exercise price or for consideration equal to or greater than the Fair Market Value thereof on the date of grant or award (and, in each case, including any American depositary shares representing such Ordinary Shares).

         "Excluded Transaction" means (i) an underwritten public offering of Ordinary Shares or American depositary shares representing Ordinary Shares or (ii) the issuance of Ordinary Shares or American depositary shares representing Ordinary Shares solely in exchange for assets or all of the shares of another Person (whether by merger, exchange or otherwise) in a transaction in which an independent internationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

         "Fair Market Value" means, with respect to any securities, the Market Value thereof and of any consideration other than cash or securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent internationally recognized investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Directors.

         "in cash" shall mean in U.S. dollars, unless otherwise specified.

         "Liquidation Return" means, on any date, the sum of U.S.$1,000 per Participating Share, plus (i) accumulated and unpaid dividends added to the Liquidation Return in respect of such Participating Share in accordance with Article 10A(C)(v) hereof and (ii) the amount, if any, added to the Liquidation Return in respect of such Participating Share in accordance with Article 10A(E)(vii)(d) hereof.


         "Market Value," with respect to any security, means the average of the daily closing prices of such security for the 20 trading day period ending on the relevant date of determination. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc. or if such security is not so quoted, the average of the closing bid and asked price of such security in the over-the-counter market as furnished by any U.S. nationally recognized New York Stock Exchange member firm selected by the Company for such purpose (it being recognized that on the Issue Date American depositary shares representing Ordinary Shares of the Company are quoted on the NASDAQ National Market System). If such security is not so listed, quoted or traded, the closing price shall be the last reported closing price for such security on the London Stock Exchange or, if not so listed, any other non-U.S. securities exchange or market on which such security is listed, quoted or traded (translated to U.S. dollars using the then prevailing exchange rate on such date of determination). If such security is not so listed, quoted or traded on any non-U.S. securities exchange or market, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent internationally recognized investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the board of directors of the issuer of such security. Notwithstanding the foregoing (and subject to Article 10A(F)(g)), the Market Value of the Ordinary Shares shall be determined by reference to closing prices for the American depositary shares representing such Ordinary Shares so long as such American depositary shares are listed, quoted or traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System (adjusted to take into account the then prevailing ratio of Ordinary Shares per one American depositary share).

         "Ordinary Share Equivalent Rate" means, with respect to any Dividend Period, the quotient of (a) the product of (i) all dividends declared during such Dividend Period with respect to one Ordinary Share, (ii) the Applicable Period Adjustment Factor and (iii) the number of Ordinary Shares issuable upon conversion of one Participating Share on the last day of such Dividend Period, divided by (b) the Liquidation Preference of one Participating Share on the first day of such Dividend Period. For purposes of the preceding sentence, "Applicable Period Adjustment Factor" means two (if such dividends are declared and paid on a semi-annual basis), four (if such dividends are declared and paid on a quarterly basis) or such other number as reflects the fiscal periods as to which such dividends are declared and paid, as the case may be.


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

         "Ordinary Shares" means the Ordinary Shares referred to in Article 3, and shall also include (i) Share Capital of the Company of any other class (regardless of how denominated) issued to the holders of Ordinary Shares upon any reclassification thereof in which the Ordinary Shares are converted into a new class of Share Capital and
         (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Ordinary Shares.

         "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Share Capital" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting), and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such shares, interests, participations, rights in or other equivalents, including, to the fullest extent applicable, American Depository Receipts or similar instruments representing any such share capital.

         "Stated Dividend Rate" means 6.50% per annum; provided, that if at any time the Company shall be in default of its obligation to redeem any shares of the Participating Shares, the then effective Stated Dividend Rate shall increase by 2.00% per annum.

         "Voting Shares" means shares of the class or classes of Share Capital (including, in the case of the Company, the Ordinary Shares and the Participating Shares) pursuant to which the holders thereof have the general voting power to vote at meetings of shareholders (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(K) In the event of any conflict between the provisions of this Article 10A and any other provision of these Articles, this Article 10A shall prevail except where such construction would result in manifest error.



Article 76 shall be amended by the substitution of all references to the "members" with references to the "Members".



Article 76(D) shall be deleted and replaced by the following:

         "The sanctions under this Article 76 shall cease to apply seven days after the earlier of:

         (i) receipt by the Company of notice of an approved transfer, but only in relation to the shares transferred; and

         (ii) receipt by the Company, in a form satisfactory to the Directors, of all the information required by the direction notice."



Article 76(E)(iii) shall be amended by the deletion of "Section 14 of the Company Securities (Insider Dealing) Act 1985" and the insertion in its place of "Section 428(1) of the Companies Act 1985".

Article 119 shall be amended by the insertion of "and always in compliance with
Article 10A(H)(iii)" after the words "The Directors may from time to time..." in the first line thereof.



Article 127 shall be amended by the insertion of "Subject to Article 10A(C)(i)," at the beginning of that Article.



Article 128 shall be amended by the insertion of "Dividends regarding the Participating Shares shall be paid only in accordance with Article 10A(C)." at the end of such Article.



Article 137 shall be amended by deleting the period at the end of paragraph
(ii) thereof and by replacing it with ";" and by the addition of a new paragraph (iii) as follows:

         "(iii) to the holders of the Participating Shares for the issue of bonus shares in accordance with Article 10A(C)(iv)."



Article 138 shall be deleted and replaced by the following:

         "138(1) The authority of the Company in General Meeting shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers), but for the avoidance of doubt shall not be required in relation to the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv).

         138(2) The authority of the Company in General Meeting shall be required for any capitalisation pursuant to paragraph (i) of Article 137 above.

         138(3) A share premium account and a capital redemption reserve and any other amounts which are not available for distribution may only be applied in the paying up of unissued shares to be alloted to holders of Ordinary Shares of the Company credited as fully paid up, or for the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv).

         138(4) The Directors may in their discretion suspend or terminate any Scrip Dividend Offer which is in operation, but for the avoidance of doubt may not suspend or terminate the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv)."


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